  As filed with the Securities and Exchange Commission on September 28, 2000
                                                      Registration No. 333-46042

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       Post-Effective Amendment No. 1 to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  INSYNQ, INC.
             (Exact Name of Registrant as Specified in its Charter)

                       DELAWARE                                              74-2964608
     (State or Other Jurisdiction of Incorporation            (I.R.S. Employer Identification Number)
                   or Organization)

                              1101 Broadway Plaza
                           Tacoma, Washington  98402
              (Address of Principal Executive Offices) (Zip Code)

                         2000 LONG TERM INCENTIVE PLAN
                           (Full Title of the Plans)

                                 John P. Gorst
               Chairman of the Board and Chief Executive Officer
                                  InsynQ, Inc.
                              1101 Broadway Plaza
                           Tacoma, Washington  98402
                    (Name and Address of Agent for Service)

                                 (253) 284-2000
         (Telephone Number, Including Area Code, of Agent for Service)

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                               EXPLANATORY NOTE

          We are filing this Post-Effective Amendment No. 1 in order to file an amendment to Section III, paragraph 3, of our Long Term Incentive Plan (the "Plan") effective as of September 1, 2000. Such amendment provides, at the discretion of our Board of Directors, for the issuance to consultants of non-qualified options at less than fair market value.


                                    PART II

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------

 5.1         Opinion of Locke Liddell & Sapp LLP.
23.1         Consent of G. Brad Beckstead CPA for Financial Statements for the
             years ended May 31, 1999 and May 31, 2000.
23.2         Consent of Locke Liddell & Sapp LLP (included in opinion filed as
             Exhibit 5.1).
24           Power of Attorney (included on the signature page of this
             Registration Statement).
99.1         2000 Long Term Incentive Plan (incorporated by referenced from
             Exhibit 10.2 to the Company's Annual Report on Form 10-KSB filed
             September 13, 2000).
99.2*        Amendment No. 1 to InsynQ 2000 Long Term Incentive Plan.
______________
*      Filed herewith.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on the 28th day of September, 2000.


                                                          INSYNQ, INC.



                                                By:  /s/ John P. Gorst
                                                     ---------------------------
                                                John P. Gorst
                                                Chairman of the Board
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                                   Date
---------                       -----                                   ----
/s/ John P. Gorst               Chairman of the Board,                  September 28, 2000
---------------------------     Chief Executive Officer and Director
John P. Gorst                   (Principal Executive Officer)

/s/ Stephen C. Smith            Chief Financial Officer                 September 28, 2000
---------------------------     (Principal Financial and
Stephen C. Smith                Accounting Officer)

/s/ M. Carroll Benton           Chief Administrative Officer,           September 28, 2000
---------------------------     Secretary, Treasurer and Director
M. Carroll Benton

/s/ David D. Selmon             Director                                September 28, 2000
---------------------------
David D. Selmon


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